Exhibit 10.02

TONIX PHARMACEUTICALS HOLDING CORP.

509 Madison Avenue, Suite 306

New York, New York 10022

March 14, 2014

VIA EMAIL

Bruce Daugherty

509 Madison Avenue, Suite 306

New York, New York 10022

Re:	Termination Employment Agreement

Dear Mr. Daugherty:

This letter shall serve as a mutual agreement to terminate the employment agreement dated April 1, 2012 by and between Tonix Pharmaceuticals Holding Corp. and Bruce Daugherty, as amended on October 15, 2013 (the “Agreement”). As the Agreement is being terminated in connection with a new employment agreement being entered into between the parties, Bruce Daugherty waives any rights to, and agrees that no severance payments shall be due to him, pursuant to Section 6 of the Agreement, in connection with this mutual termination of the Agreement.

TONIX PHARMACEUTICALS HOLDING CORP.

/s/ SETH LEDERMAN
By: Seth Lederman
Title: Chief Executive Officer

Accepted to and agreed this

14th day of March, 2014:

/s/ BRUCE DAUGHERTY

Bruce Daugherty